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                                                              EXHIBIT (h)(1)(iv)


                                 AMENDMENT NO. 4
                         TO THE ADMINISTRATION AGREEMENT


                  Amendment dated as of December 15, 1999 to the Administration Agreement (the "Agreement") dated as of October 1, 1995 between Westcore Trust, a Massachusetts business trust (the "Trust"), Denver Investment Advisors LLC ("DIA") and ALPS Mutual Funds Services, Inc. ("ALPS").


                                   BACKGROUND

                  1. DIA and ALPS serve as the co-administrators for certain of the Trust's portfolios pursuant to the Agreement.

                  2. The Trust desires to employ DIA and ALPS as its co-administrators for the International Frontier Fund (the "Fund"), on the terms and for the compensation set forth in the Agreement and DIA and ALPS agree to provide such services.


                                    AGREEMENT

                  NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, the parties hereto, intending to be legally bound, agree as follows:

                  1. Appointment. The Trust hereby appoints DIA and ALPS to act as co-administrators for the Fund for the period and on the terms set forth in the Agreement and DIA and ALPS accept such appointment for said period and on said terms, and agree to provide the services set forth in the Agreement and in return for the compensation provided therein.

                  2. Continuing Validity. The provisions of the Agreement shall remain in full force and effect as modified hereby.


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                  IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to be executed by their duly authorized officers designated below on the day and year first above written.


                                        WESTCORE TRUST



                                        By:      /s/ Jack D. Henderson
                                                 ---------------------
                                                 Jack D. Henderson

                                        DENVER INVESTMENT ADVISORS LLC



                                        By:      /s/ Jeff A. Adams
                                                 ---------------------
                                                 Jeff A. Adams

                                        ALPS MUTUAL FUNDS SERVICES, INC.



                                        By:      /s/ Thomas A. Carter
                                                 ---------------------
                                                 Thomas A. Carter